CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S- 8 (No. 33-18967, No. 33-26351, No. 33-26565, No. 33-33370,
No. 33-51978,  No. 33-58899,  No. 33-58901,  No. 33-81040, No. 333-26247 and No.
333-42939). We also consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (No. 33-35674, No. 333-27349, No. 333-35613, No. 333-36281, No. 333-40007 and No. 333-41145) and
Form S-2 (No. 33-38764 and No. 33-33094) of MicroAge, Inc. of our report dated December 9, 1997 appearing on page F-2 of this Form 10-K.



/s/ Price Waterhouse LLP
Price Waterhouse LLP

Phoenix, Arizona
January 28, 1998